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                                                                   EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT

This employment agreement (this "AGREEMENT") dated as of November 1, 2003 (the "EFFECTIVE DATE"), is entered into by and between MOTORCAR PARTS & ACCESSORIES, INC., a New York corporation currently having an address at 2929 California Street, Torrance, California 90503 (together with its subsidiaries and affiliates, the "COMPANY"), and Bill Laughlin, an individual residing at 8709 Man of War Drive, Waxhaw, North Carolina 28173 ("EXECUTIVE").

                                   WITNESSETH:

WHEREAS, the COMPANY desires to employ EXECUTIVE as its Vice President Sales, Traditional Aftermarket Group (or such other position as shall be determined by the Board of Directors of the COMPANY, or any duly authorized and acting committee thereof, the "BOARD OF DIRECTORS") and EXECUTIVE desires to be so employed by the COMPANY, all upon the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. EMPLOYMENT. Subject to and upon the terms and conditions contained in this AGREEMENT, the COMPANY hereby agrees to employ EXECUTIVE and EXECUTIVE agrees to continue in the employ of the COMPANY, for the period set forth in Paragraph 2 hereof, to render the services to the COMPANY, its Affiliates and/or subsidiaries.

2. TERM. EXECUTIVE'S term of employment under this AGREEMENT shall commence on the EFFECTIVE DATE and shall continue for a period through and including October 31, 2005 (the "EMPLOYMENT TERM") unless extended in writing by both parties or earlier terminated pursuant to the terms and conditions set forth herein.

3.    DUTIES.

      (a) Unless otherwise determined by the BOARD OF DIRECTORS, EXECUTIVE shall be employed as the COMPANY'S Vice President Sales, Traditional Aftermarket Group and shall report to the COMPANY'S Chairman, President and Chief Executive Officer. In this connection EXECUTIVE will serve as a member of the COMPANY'S Executive Committee, which is made up of its senior executives. It is agreed that EXECUTIVE shall perform his service from the COMPANY'S facility to be established by it in the Charlotte, North Carolina vicinity, or any other facility mutually agreeable to the parties.

      (b) EXECUTIVE agrees to abide by all By-Laws and applicable policies of the Company, including but not limited to the Company's Code of Business Conduct and Ethics, promulgated at any time and from time to time by the BOARD OF DIRECTORS, and the directions of the COMPANY'S Chairman, President and Chief Executive Officer.

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4.    EXCLUSIVE SERVICES AND BEST EFFORTS. EXECUTIVE shall devote all of his working time, attention, best efforts and ability to the service of the COMPANY during the term of this AGREEMENT.

5. COMPENSATION. As compensation for his services and covenants hereunder, the COMPANY shall pay EXECUTIVE the following:

      (a) Base Salary and Signing Bonus. The COMPANY shall pay EXECUTIVE a base salary ("SALARY") of One Hundred Eighty Five Thousand Dollars ($185,000) per year. In addition, no later than November 30, 2003, COMPANY shall pay EXECUTIVE a one-time "signing bonus" of $18,000.

      (b) Bonus. In addition to the Sales Bonus Plan described in Schedule A hereto, EXECUTIVE shall participate in the COMPANY'S Executive Bonus Program as and when adopted and amended from time to time by the BOARD OF DIRECTORS. In the event of any part-year service by the EXECUTIVE, any Bonus shall be prorated (as reasonably determined by the BOARD OF DIRECTORS) for any part year service by EXECUTIVE.

6. BUSINESS EXPENSES. EXECUTIVE shall be reimbursed for, and entitled to advances if permitted by applicable law (subject to repayment to the COMPANY if not actually incurred by EXECUTIVE) with respect to, only those business expenses incurred by him which are reasonable and necessary for EXECUTIVE to perform his duties under this AGREEMENT in accordance with policies established from time to time by the COMPANY. All expenditures and advances in excess of Five Hundred Dollars ($500.00) must be approved by the President and Chief Executive Officer of the COMPANY prior to being incurred or advanced.

7.    EMPLOYMENT BENEFITS AND OTHER ARRANGEMENTS.

      (a) EXECUTIVE shall be entitled to three (3) weeks paid vacation each year during the EMPLOYMENT TERM at such times as do not, in the opinion of the Chairman, President and Chief Executive Officer, interfere with EXECUTIVE'S performance of his duties hereunder.

      (b) EXECUTIVE shall be entitled to those benefits (including equity participation plan opportunities) usually provided from time-to-time to Vice President level employees of the COMPANY. During the term of this AGREEMENT, if EXECUTIVE does not elect or receive medical insurance coverage for himself and his eligible family through the COMPANY, he shall receive as an allowance for such medical insurance an amount equal to the then cost which would be incurred by the COMPANY in supplying such coverage for EXECUTIVE and his eligible family. The COMPANY may withhold from any benefits payable to EXECUTIVE all federal, state, local and other taxes and amounts as shall be permitted or required pursuant to law, rule or regulation. All of the benefits to which EXECUTIVE may be entitled may be changed from time to time or withdrawn at any time in the sole discretion of the COMPANY.

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      (c)   During the EMPLOYMENT TERM the COMPANY shall provide to executive an automobile allowance in the amount of Five Hundred Dollars ($500.00) per month.

      (d) EXECUTIVE shall have the benefit of at least six months notice of the termination of his employment under this Agreement, including at the end of the EMPLOYMENT TERM, provided the foregoing shall not apply in the event of a termination for cause pursuant to Paragraph 9.

      (e) This AGREEMENT may be terminated by the COMPANY without Cause. In such event, EXECUTIVE shall continue to receive payments of SALARY and benefits as set forth in this AGREEMENT; provided, however, that EXECUTIVE shall be obligated to mitigate his damages as a result of the COMPANY'S termination of this AGREEMENT without Cause by seeking appropriate alternative paid employment, which employment shall be consistent with his expertise and employment history, and any SALARY otherwise payable to him thereafter shall be reduced by an amount equal to any amounts earned by EXECUTIVE from any person or entity during the period EXECUTIVE is to receive SALARY. In connection with EXECUTIVE'S obligation to mitigate his damages, EXECUTIVE shall use his best efforts to seek appropriate alternative employment and shall submit to COMPANY monthly reports as the COMPANY may reasonably request explaining Employee's efforts in connection therewith.

8.    DEATH AND DISABILITY.

      (a) The EMPLOYMENT TERM shall terminate on the date of EXECUTIVE'S death, in which event EXECUTIVE'S accrued SALARY and BONUS, reimbursable expenses and benefits, including accrued but unused vacation time, owing to EXECUTIVE through the date of EXECUTIVE'S death shall be paid to the EXECUTIVE'S estate. EXECUTIVE'S estate will not be entitled to any other compensation upon termination of this AGREEMENT pursuant to this Paragraph 8 (a)

      (b) If, during the EMPLOYMENT TERM, EXECUTIVE, because of physical or mental illness or incapacity, shall become substantially unable to perform the duties and services required of him under this AGREEMENT for a period of three (3) consecutive months, the COMPANY may, upon at least ten (10) days' prior written notice given at any time after the expiration of such three (3) month period to EXECUTIVE of its intention to do so, terminate this AGREEMENT as of such date as may be set forth in the notice. In any case of such termination, EXECUTIVE shall be entitled to receive his accrued SALARY and BONUS, if any, reimbursable expenses and benefits owing to EXECUTIVE through the date of termination. EXECUTIVE will not be entitled to any other compensation upon termination of this AGREEMENT.

9.    TERMINATION FOR CAUSE.

      (a) The COMPANY may terminate the employment of EXECUTIVE for Cause (as hereinafter defined) without prior notice. Upon any such termination, the COMPANY shall be released from any and all further obligations under this AGREEMENT, except that the COMPANY shall be obligated to pay

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            EXECUTIVE his SALARY, reimbursable expenses and benefits owing to
            EXECUTIVE through the day on which EXECUTIVE is terminated. EXECUTIVE will not be entitled to any other compensation upon termination of this AGREEMENT pursuant to this Paragraph 9 (a).

      (b) As used herein, the term "Cause" shall mean: (i) the willful failure of EXECUTIVE to perform his duties pursuant to Paragraph 3 hereof, which failure is not cured by EXECUTIVE within ten (10) days following notice thereof from the COMPANY; (ii) any other material breach of this AGREEMENT by EXECUTIVE, including any of the material representations or warranties made by EXECUTIVE; (iii) any act, or failure to act by EXECUTIVE in bad faith or to the detriment or to the detriment of the COMPANY; (iv) the commission by EXECUTIVE of an act involving moral turpitude, dishonesty, theft, unethical business conduct, or any other conduct which significantly impairs the reputation of, or harms, the COMPANY, its subsidiaries or affiliates; (v) any misrepresentation, concealment or omission by EXECUTIVE of any material fact in seeking or continuing employment hereunder, or (vi) any other occurrence or circumstance generally recognized a "cause" for employment termination under applicable law.

10. DISCLOSURE OF INFORMATION AND RESTRICTIVE COVENANT. EXECUTIVE acknowledges that, by his employment, he has been and will be in a confidential relationship with the COMPANY and will have access to confidential information and trade secrets of the COMPANY, its subsidiaries and affiliates. Confidential information and trade secrets include, but are not limited to, customer, supplier, and client lists, marketing, distribution and sales strategies and procedures, operational and equipment techniques, business plans and system, quality control procedures and systems, special projects and technological research, including projects, research and reports for any entity or client or any project, research, report or the like concerning sales or manufacturing or new technology, EXECUTIVE compensation plans and any other information relating thereto, and any other records, files, drawings, inventions, discoveries, applications, processes, data, and information concerning the business of the COMPANY which are not in the public domain. EXECUTIVE agrees that in consideration of the execution of this AGREEMENT by the
      COMPANY:

      (a) EXECUTIVE will not, during the term of this AGREEMENT or at any time thereafter, use, or disclose to any third party, trade secrets or confidential information of the COMPANY, including but not limited to, confidential information or trade secrets belonging or relating to the COMPANY, its subsidiaries, affiliates, customers and clients or proprietary processes or procedures of the COMPANY, its subsidiaries, affiliates, customers and clients. Proprietary processes and procedures shall include, but shall not be limited to, all information which is known or intended to be known only to executives of the COMPANY, its respective subsidiaries and affiliates or others in a confidential relationship with the COMPANY or its respective subsidiaries and affiliates which relates to business matters.

      (b) EXECUTIVE will not, during the term of the AGREEMENT, directly or indirectly, under any circumstance other than at the direction and for the benefit of the

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            COMPANY, engage in or participate in any business activity, including, but not limit to, acting as a director, franchisor or franchisee, proprietor, syndicate member, shareholder or creditor or with a person having any other relationship with any other business, company, firm occupation or business activity, in any geographic area within the United States that is, directly or indirectly, competitive with any business completed by the COMPANY or any of its subsidiaries or affiliates during the term of this AGREEMENT or thereafter. Should EXECUTIVE own 5% or less of the issued and outstanding shares of a class of securities of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market, such ownership shall not cause EXECUTIVE to be deemed a shareholder under this Paragraph 10 (b).

      (c) EXECUTIVE will not, during the term of this AGREEMENT and for a period of two (2) years thereafter on his behalf or on behalf of any other business enterprise, directly or indirectly, under any circumstance other than at the direction and for the benefit of the COMPANY, solicit or induce any creditor, customer, supplier, officer, EXECUTIVE or agent of the COMPANY or any of its subsidiaries or affiliates to sever its relationship with or leave the employ of any such entities.

      (d) This Paragraph 10 and Paragraphs 11, 12 and 13 hereof shall survive the expiration or termination of this AGREEMENT for any reason.

      (e) It is expressly agreed by EXECUTIVE that the nature and scope of each of the provisions set forth above in this Paragraph 10 are reasonable and necessary. If, for any reason, any aspect of the above provisions as it applies to EXECUTIVE is determined by a court of competent jurisdiction to be unreasonable, or unenforceable, the provision shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be. EXECUTIVE acknowledges and agrees that his services are of a unique character and expressly grants to the COMPANY or any subsidiary, successor or assignee of the COMPANY, the right to enforce the provisions above through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.

11.   COMPANY PROPERTY.

      (a) Any patents, inventions, discoveries, applications or process, designs, devised, planned, applied, created, discovered or invented by EXECUTIVE in the course of EXECUTIVE'S employment under this AGREEMENT and which pertain to any aspect of the COMPANY'S or its respective subsidiaries' or affiliates' business shall be the sole and absolute property of the COMPANY, and EXECUTIVE shall make prompt report thereof to the COMPANY and promptly execute any and all documents reasonably requested to assure the COMPANY the full and complete ownership thereof.

      (b) All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the COMPANY'S business which EXECUTIVE shall prepare or receive from the COMPANY shall remain the COMPANY'S sole and exclusive property. Upon termination of this

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            AGREEMENT, EXECUTIVE shall promptly return to the COMPANY all property of the COMPANY in his possession. EXECUTIVE further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the COMPANY. EXECUTIVE additionally represents that, upon termination of his employment with the COMPANY, he will not retain in his possession any such software, documents or other materials.

12. REMEDY. It is mutually understood and agreed that EXECUTIVE'S services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of this AGREEMENT by EXECUTIVE, including but not limited to, the breach of the non-disclosure, non-solicitation and non-compete clauses of Paragraph 10 hereof, the COMPANY shall be entitled to equitable relief by way of injunction or otherwise in addition to damages the COMPANY may be entitled to recover.

13. REPRESENTATIONS AND WARRANTIES OF EXECUTIVE. In order to induce the COMPANY to enter into this AGREEMENT, EXECUTIVE hereby represents and warrants to the COMPANY as follows: (i) EXECUTIVE hereby has the legal capacity to unrestricted right to execute and deliver this AGREEMENT and to perform all of his obligations hereunder; (ii) the execution and delivery of this AGREEMENT by EXECUTIVE and the performance of his obligations hereunder will not will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, ,arrangement or other understanding to which EMPOLOYEE is a party or by which he is or may be bound or subject; and (iii) EXECUTIVE is not a party to any instrument, agreement, document, arrangement or other understanding with any person (other than the COMPANY) requiring or restricting the use or disclosure of any confidential information or the provision of any employment, consulting or other services.

14. NOTICES. All notices given hereunder shall be in writing and shall be deemed effectively given when hand-delivered or mailed, if sent by registered or certified mail, return receipt requested, addressed to EXECUTIVE at his address set forth on the first page of this AGREEMENT or to the COMPANY at its address set forth on the first page of this AGREEMENT or to such changed address as may be properly noticed hereunder.

15. ENTIRE AGREEMENT. Other than any separate agreements which supplement and are cumulative to paragraphs 10, 11 and 12 hereof, this AGREEMENT constitutes the entire understanding of the parties with respect to its subject matter and no change, alteration or modification hereof may be made except in writing signed by the parties hereto. Any prior or other agreements, promises, negotiations or representations not expressly set forth in this AGREEMENT are of no force or effect.

16. SEVERABILITY. If any provision of this AGREEMENT shall be unenforceable under any applicable law, then notwithstanding such unenforceability, the remainder of this AGREEMENT shall continue in full force and effect.

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17.   WAIVERS, MODIFICATIONS, ETC. No amendment, modification or waiver of any provision of this AGREEMENT shall be effective unless the same shall be in writing and signed by each of the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

18. INDEMNIFICATION. COMPANY shall indemnify EXECUTIVE against any and all claims of third parties arising out of the lawful and authorized performance of his duties pursuant to this AGREEMENT by EXECUTIVE to the fullest extent permitted by law.

19. ASSIGNMENT. Neither this AGREEMENT, nor any of EXECUTIVE'S rights, powers, duties or obligation hereunder, may be assigned by EXECUTIVE. This AGREEMENT shall be binding upon and inure to the benefit of EXECUTIVE and his heirs and legal representatives and the COMPANY and its successors and assigns.

20. APPLICABLE LAW. This AGREEMENT shall be deemed to have been made, drafted, negotiated and the transactions contemplated hereby consummated and fully performed in the State of California, without regard to the conflicts of law rules thereof. Nothing contained in this AGREEMENT shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this AGREEMENT and any statue, law, ordinance, order or regulation, contrary to which the parties hereto have no legal right to contract, the latter shall prevail, but in such event any provision of this AGREEMENT so affected shall be curtailed and limited only to the extent necessary to bring it within applicable legal requirements.

21. ARBITRATION; JURISDICTION AND VENUE; PREVAILING PARTY It is hereby irrevocably agreed that all disputes or controversies between COMPANY and EXECUTIVE arising out of, in connection with or relating to this AGREEMENT shall be exclusively heard, settled and determined by arbitration before a retired Federal or California judge to be held in the City of Los Angeles, County of Los Angeles. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. The parties also agree that judgment may be entered on the arbitrator's award by any court having jurisdiction thereof and the parties consent to the jurisdiction of any court located in the City of Los Angeles, County of Los Angeles, for this purpose. The arbitrator shall allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys' fees and expenses of the prevailing party, against the party who did not prevail.

22. FULL UNDERSTANDING. EXECUTIVE represents and agrees that he fully understands his rights to discuss all aspects of this AGREEMENT with his private attorney, that to the extent, if any, that he desires, he availed himself of this right, that he has carefully read and fully understands all of the provisions of this AGREEMENT, that he is competent to execute this AGREEMENT, that his agreement to execute this AGREEMENT has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document.

23. COUNTERPARTS. This AGREEMENT may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

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24.   LEGAL REPRESENTATION. The parties hereto acknowledge that each has been represented by independent counsel of such party's own choice throughout all of the negotiations which preceded the execution of this AGREEMENT and in connection with the preparation and execution of this AGREEMENT or has had the opportunity to do so and has not availed himself or itself of it.

IN WITNESS WHEREOF, the parties have executed this AGREEMENT as of the date first above written.

                      MOTORCAR PARTS & ACCESSORIES, INC.

                      By:          /s/ SELWYN JOFFE
                         -------------------------------------------------------

                      Name/Date:   Selwyn Joffe

                      Title: Chairman of the Board, President and Chief Executive Officer

                      /S/ BILL LAUGHLIN
                      ------------------------------------------
                      Bill Laughlin/October 2, 2003

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                                   SCHEDULE A
                                SALES BONUS PLAN

[EXECUTIVE SHALL BE ELIGIBLE FOR AN ANNUAL SALES BONUS PLAN BONUS OF UP TO 25% OF HIS SALARY, THE TERMS OF WHICH ARE TO BE AGREED TO BY DECEMBER 31, 2003 THROUGH NEGOTIATION BETWEEN EXECUTIVE AND THE COMPANY'S CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER.]

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